Morgan Stanley All Star Growth Fund
                     Item 77(o) 10f-3 Transactions
                   July 1, 2001 - December 31, 2001

Security   Date     Price    Shares  % of    Total       Purcha  Broker
           of       Of       Purcha  Assets  Issued      sed
           Purcha   Shares   sed                         By
           se                                            Fund
Anthem     10/29/   $36.00   9,600   0.320%  $1,728,000  0.034%
           01                                ,000
Anthem     10/29/   $36.00   4,300   0.0054  $1,728,000  0.009%  GS, AGE,
           01                        %       ,000                MONT
Anthem     10/29/   $36.00   5,500   0.405%  $1,728,000  0.011%  Goldman
           01                                ,000                Sachs
Aramark    12/10/   $23.00   1,200   0.020%  $690,000,0  0.004%  Goldman
           01                                00                  Sachs
Prudential 12/18/   $27.50   9,300   0.510%  $3,025,000  0.008%  Goldman
Financials 01                                ,000                Sachs
Prudential 12/12/   $27.50   5,800   0.176%  $3,025,000  0.005%  Goldman
Financials 01                                ,000                Sachs
Prudential 12/12/   $27.50   7,200   0.180%  $3,025,000  0.007%  Goldman
Financials 01                                ,000                Sachs
Raytheon   10/25/   $33.25                   $964,250,0
           01                                00
Raytheon   10/25/   $33.25   10,300  0.730%  $964,250,0  0.036%  Credit
           01                                00                  Suisse
                                                                 First
                                                                 Boston
XL Capital 11/01/   $89.00   2,300   0.412%  $712,000,0  0.029%  Goldman
Ltd.       01                                00                  Sachs